United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2008 (June 25, 2008)

ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28926	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive, Herndon, VA 20171-3413
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (703) 984-8400

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 25, 2008, the Board of Directors (the “Board”) of the Company approved an amendment and restatement of the Company’s bylaws (the “Bylaws” and as amended and restated, the “Amended Bylaws”).  The amendments to the Bylaws include the following:

•
Section 2.3(B) was amended to permit stockholders, subject to certain conditions, to request a special meeting of the Company’s stockholders upon written request of stockholders holding 25% or more of the Company’s then outstanding common stock;

•	Section 2.4 was amended to allow the Company to provide notice of meetings of stockholders by any method in compliance with the laws of Delaware;

•
Section 2.8(A) was amended to revise the notice requirement for stockholders wishing to nominate persons for director.  Pursuant to the Amended Bylaws, such stockholders must give notice not less than 60 days prior to the first anniversary of the prior year’s annual meeting if the meeting is held within 30 days of the anniversary of the prior year’s meeting. If the meeting is not held within 30 days of the anniversary of the prior year’s meeting, then nominations must be made no later than seven days following the first public announcement of the meeting.

•
Section 2.8 was amended to expand the information required to be provided by the stockholder making a proposal including information about any hedging activity engaged in by such stockholder and its affiliates;.

•
Section 2.8 was amended to clarify that a stockholder seeking to include a proposal in a proxy statement that has been prepared by the Company to solicit proxies shall comply with the requirements in the proxy rules of the United States Securities and Exchange Commission with respect to such proposal;

•
Section 3.2(B) was amended to provide that, beginning in 2009 and if consistent with the Company’s Certificate of Incorporation as amended at that time, the current division of board members into classes shall terminate, and each director shall serve annual terms;

•
Section 3.9 was amended to eliminate the requirement for a 65% majority vote of the board of directors for the Company to engage in certain transactions, and was replaced by a simple majority vote requirement; and

•	Section 3.12 was amended to remove the reference to a Stock Incentive Committee, and added that the Board may designate a Nominating and Corporate Governance Committee.

Miscellaneous revisions were made in connection with the foregoing revisions to achieve consistency throughout the document with regard to the changes.  The Amended Bylaws were effective upon approval by the Board on June 25, 2008.  The descriptions of the changes to the Bylaws contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01                       Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description of Exhibits

3.1	Amended and Restated Bylaws of ePlus inc., as adopted on June 25, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Steven J. Mencarini
Steven J. Mencarini
Date: July 1, 2008	Chief Financial Officer

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